Exhibit 99.1

Poshmark, Inc. Reports First Quarter 2021 Financial Results

Q1 Gross Merchandise Value Increased 43% Year over Year to $441.0 million

Q1 Total Revenue Grew 42% Year over Year to $81.0 million

Q1 Adjusted EBITDA was $4.2 million with 5.2% margins

REDWOOD CITY, Calif. (May 12, 2021) - Poshmark, Inc. (NASDAQ: POSH), a leading social marketplace for new and secondhand style, today announced financial results for the first quarter ended March 31, 2021. The Company posted net revenues of $81.0 million, which is a 42% year-over-year increase from the first quarter of 2020. Gross Merchandise Value (“GMV”) grew 43% year-over-year to $441.0 million, up from $309.3 million in the same period last year.

“We reported another great quarter as a public company and our fourth consecutive quarter of operating profitability, despite headwinds from severe weather and the ongoing pandemic, a testament to the strength of our cohorts and social marketplace,'' said Manish Chandra, Founder and Chief Executive Officer of Poshmark. “Our strong business results reflect our ability to deliver a highly engaging, innovative, and simple user experience that puts social connection at the center. We are optimistic that as consumers begin to leave their homes and engage in social activities once again, there will be pent-up demand for apparel, which could drive more frequent and a wider range of apparel and accessory purchases, benefiting our marketplace. We will continue to execute our growth strategies to better serve our sellers, support our community, and grow our business over the long term.”

First Quarter 2021 Key Metrics and Financial Highlights:

●	GMV was $441.0 million, an increase of 43% year-over-year from $309.3 million in the first quarter of 2020. Quarterly GMV has increased year-over-year for the past 12 quarters.
●	Trailing 12 months Active Buyers reached 6.7 million in the first quarter of 2021, an 18% year-over-year increase from 5.7 million from the first quarter 2020.
●	Net revenue was $81.0 million, a 42% increase year-over-year from $57.1 million in the first quarter of 2020.
●	Adjusted EBITDA for the first quarter of 2021 was $4.2 million which increased from a loss of ($8.7) million in the first quarter of 2020. Adjusted EBITDA margin was 5.2% in the first quarter of 2021.
●	GAAP results from operations was a ($20.7) million loss in the first quarter of 2021, compared to a loss of ($11.2) million in the first quarter of 2020 and includes $24.1 million and $1.8 million in stock based compensation, respectively.
●	Non-GAAP results from operations (excluding stock-based compensation) was income of $3.4 million, compared to a loss of ($9.4) million in the first quarter of 2020.
●	GAAP diluted net loss per share attributable to common stockholders was ($1.19).
●	Non-GAAP diluted net loss per share attributable to common stockholders was ($0.33) a share and excludes non-cash expenses related to convertible notes and warrants due to the increase in the fair market value of our common stock share price.
●	Cash, cash equivalents, and marketable securities were $574.7 million as of March 31, 2021.
●	We raised $296.5 million from our IPO on January 19, 2021 of 7.59 million Class A shares.
●	During the first quarter, upon completion of our IPO on January 19, 2021, our $50.0 million three-year convertible note was converted into 1.4 million shares of Class A Common Stock and all 52.3 million shares of our convertible preferred stock were converted into 52.3 million Class B shares.

First Quarter 2021 Business Highlights:

●	Launched the Pets category to address the needs of millions of pet owners who are seeking a simple, social, and sustainable way to shop and sell.
●	Expanded our social marketplace into Australia, our second international market, growing our community and model beyond North America.
●	Completed the full rollout of “Video Listings,” our first in-listing video feature enabling sellers to market, merchandise and sell their listings through short videos.
●	Released “Seller Shipping Discounts,” a new feature that gives sellers the ability to list items with different levels of discounted shipping.

Second Quarter 2021 Guidance:

●	Expected Revenue range:	$79.0 million - $81.0 million
●	Adjusted EBITDA range:	$1.5 million - $2.5 million

Webcast and Conference Call Information:

Poshmark, Inc. will host a conference call to review these results at 1:45 p.m. Pacific Time today, May 12, 2021. Interested parties may listen to the conference call via live webcast by accessing the Company’s Investor Relations website (investors.poshmark.com) under the events section. A webcast replay of the earnings conference call will also be available on the Poshmark website through the same link following the conference call this evening, for at least three months thereafter.

About Poshmark, Inc.:

Poshmark is a leading social marketplace for new and secondhand style for women, men, kids, pets, home, and more. By combining the human connection of physical shopping with the scale, ease, and selection benefits of ecommerce, Poshmark makes buying and selling simple, social, and sustainable. Its community of more than 80 million registered users across the U.S., Canada, and Australia, is driving the future of commerce while promoting more sustainable consumption. For more information, please visit www.poshmark.com, and for company news and announcements, please visit investors.poshmark.com. You can also find Poshmark on Instagram, Facebook, Twitter, TikTok, Pinterest, and YouTube.

Poshmark intends to use its Investor Relations website and blog (blog.poshmark.com) to disclose material, non-public information and to comply with its disclosure obligations under Regulation FD. From time to time, we will also disclose this information through our press releases, SEC filings, or public conference calls and webcasts.

SOURCE: Poshmark, Inc.

Investor Relations Contact:

ir@poshmark.com

Media Relations Contact:

pr@poshmark.com

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, forward-looking statements can be identified by words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. These statements include, but are not limited to, statements that we make relating to our future financial performance, including our guidance on financial results for the second quarter of 2021.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to attract new users and convert users into active buyers and active sellers; our ability to maintain profitability; the impact of COVID-19 on our business and our consumers; the growth rates in the markets in which we compete; our ability to manage growth effectively; our ability to maintain the vibrancy of our community and trustworthiness of our marketplace; our dependence on sellers to provide a fulfilling experience to buyers; and our reliance on third-party shipping partners such as the United States Postal Service. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020. Additional information will be provided in our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 and other filings we make from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements.

The forward-looking statements made in this press release relate only to management’s beliefs and assumptions as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

To supplement our consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP results from operations (excluding stock-based compensation), Non-GAAP Diluted Net (loss) Income Per Share, and Free Cash Flow. Our management uses non-GAAP financial measures internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not recognized measures for financial statement presentation under GAAP and do not have standardized meanings, and may not be comparable to similar measures presented by other public companies. Non-GAAP financial measures also have certain limitations. For example, Adjusted EBITDA and Adjusted EBITDA Margin have certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. As such, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or in isolation from, the corresponding measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the non-GAAP financial measures in conjunction with their respective related GAAP financial measures. Please see the financial tables below for a reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Adjusted EBITDA is a non-GAAP financial measure we define as net income (loss) attributable to common stockholders, excluding depreciation and amortization, stock-based compensation expense, interest income, other expense, net, and provision for income taxes. Adjusted EBITDA margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA for a period by revenue for the same period. We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making. We also believe that the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance.

Non-GAAP results from operations (excluding stock-based compensation) is a non-GAAP financial measure that is calculated as GAAP results from operations plus stock-based compensation. We believe that adding back stock-based compensation, as adjustments to our GAAP results from operations for all periods presented provides a more meaningful comparison between our operating results from period to period.

Non-GAAP diluted net (loss) income per share attributable to common stockholders is a non-GAAP financial measure that is calculated as GAAP net (loss) income plus the changes in the fair value of the convertible notes, loss on extinguishment of the convertible notes and the change in fair value of the redeemable convertible preferred stock warrant liability, divided by fully diluted shares. We believe that adding back change in fair value of the convertible notes and the change in fair value of the redeemable convertible preferred stock warrant liability, as adjustments to our GAAP diluted net (loss) income, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Operating Metrics:

GMV (gross merchandise value) is the total dollar value of transactions on our platform in a given period, prior to returns and cancellations, and excluding shipping and sales taxes. GMV is a measure of the total economic activity generated by our marketplace, and an indicator of the scale and growth of our marketplace and the health of our marketplace ecosystem.

Active buyers are unique users who have purchased at least one item on our platform in the trailing 12 months preceding the measurement date, regardless of returns and cancellations.

Poshmark, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2020	2021
Net revenue	$57,108	$80,956
Costs and expenses(1):
Cost of net revenue, exclusive of depreciation and amortization	9,897	12,970
Operations and support	8,536	14,894
Research and development	7,076	18,800
Marketing	34,596	35,478
General and administrative	7,458	18,743
Depreciation and amortization	711	790
Total costs and expenses	68,274	101,675
Loss from operations	(11,166)	(20,719)
Interest income	328	86
Other expense, net
Change in fair value of redeemable convertible preferred stock warrant liability	(97)	(2,816)
Change in fair value of the convertible notes	—	(49,481)
Loss on extinguishment of the convertible notes	—	(1,620)
Other, net	6	(42)
	(91)	(53,959)
Loss before provision (benefit) for income taxes	(10,929)	(74,592)
Provision (benefit) for income taxes	58	(70)
Net loss	$(10,987)	$(74,522)
Net loss per share attributable to common stockholders, basic and diluted	$(0.89)	$(1.19)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	12,347	62,729
(1) Includes stock-based compensation expense as follows:
Operations and support	$163	$2,218
Research and development	536	10,641
Marketing	307	3,289
General and administrative	793	7,993
Total	$1,799	$24,141

Poshmark, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	December 31,	March 31,
	2020	2021
Assets
Current assets
Cash and cash equivalents	$235,834	$551,412
Marketable securities	26,238	23,251
Prepaid expenses and other current assets	7,905	11,320
Total current assets	269,977	585,983
Property and equipment, net	8,447	8,318
Other assets	7,010	3,207
Total assets	$285,434	$597,508
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$12,317	$15,559
Funds payable to customers	117,127	127,593
Accrued expenses and other current liabilities	35,859	39,058
Total current liabilities	165,303	182,210
Redeemable convertible preferred stock warrant liability	3,494	—
Long-term portion of deferred rent and other liabilities	4,823	4,629
Convertible notes	55,421	—
Total liabilities	229,041	186,839
Commitments and contingencies
Redeemable convertible preferred stock	156,175	—
Stockholders’ (deficit) equity
Preferred Stock	—	—
Common stock	1	—
Class A common stock	—	1
Class B common stock	—	7
Additional paid-in capital	28,300	614,247
Treasury stock, at cost	—	(2,608)
Accumulated deficit	(126,509)	(201,031)
Accumulated other comprehensive (loss) income	(1,574)	53
Total stockholders’ (deficit) equity	(99,782)	410,669
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$285,434	$597,508

Poshmark, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2020	2021
Cash flows from operating activities
Net loss	$(10,987)	$(74,522)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	711	790
Stock-based compensation	1,799	24,141
Loss on disposal of property and equipment	2	1
Change in fair value of redeemable convertible preferred stock warrant liability	97	2,816
Change in fair value of the convertible notes	—	49,481
Loss on extinguishment of the convertible notes	—	1,620
Accretion of discounts and amortization of premiums on marketable securities, net	(147)	88
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(5,552)	(3,320)
Other assets	566	3,803
Accounts payable	18,688	3,138
Funds payable to customers	(1,074)	10,466
Accrued expenses and other current liabilities	(3,056)	1,569
Long-term deferred rent and other liabilities	222	(194)
Net cash provided by operating activities	1,269	19,877
Cash flows from investing activities
Purchases of property and equipment	(348)	(439)
Purchases of marketable securities	(14,320)	—
Maturities of marketable securities	35,157	2,900
Net cash provided by investing activities	20,489	2,461
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions and offering costs	—	293,899
Proceeds from issuance of redeemable convertible preferred stock warrants	—	100
Tax withholding related to vesting of restricted stock units	—	(2,608)
Proceeds from exercise of stock options	14	1,843
Net cash provided by financing activities	14	293,234
Effect of foreign exchange rate changes on cash and cash equivalents	43	6
Net increase in cash and cash equivalents	21,815	315,578
Cash and cash equivalents
Beginning of year	63,318	235,834
End of year	$85,133	$551,412

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands; unaudited):

	Three Months Ended March 31,
	2020	2021
Net loss attributable to common stockholders	$(10,987)	$(74,522)
Adjusted to exclude the following:
Depreciation and amortization	711	790
Stock-based compensation	1,799	24,141
Interest income	(328)	(86)
Other expense, net	91	53,959
Provision (benefit) for income taxes	58	(70)
Adjusted EBITDA	$(8,656)	$4,212

The following table reflects the reconciliation of GAAP loss from operations to non-GAAP (loss) income from operations for each of the periods indicated (in thousands; unaudited):

	Three Months Ended March 31,
	2020	2021
GAAP loss from operations	$(11,166)	$(20,719)
Adjusted to exclude the following:
Stock-based compensation	1,799	24,141
Non-GAAP (loss) income from operations	$(9,367)	$3,422

The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated (in thousands; unaudited):

	Three Months Ended March 31,
	2020	2021
GAAP net cash provided by operating activities	$1,269	$19,877
Less: purchases of property and equipment	(348)	(439)
Non-GAAP free cash flow	$921	$19,438

A reconciliation of GAAP net loss attributable to common stockholders to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, diluted, is as follows (in thousands, except per share data; unaudited):

	Three Months Ended March 31,
	2020	2021
GAAP net loss attributable to common stockholders	$(10,987)	$(74,522)
Adjusted to exclude the following:
Change in fair value of the convertible notes	—	49,481
Loss on extinguishment of the convertible notes	—	1,620
Change in fair value of the redeemable convertible preferred stock warrant liability	97	2,816
Non-GAAP net loss attributable to common stockholders	$(10,890)	$(20,605)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.88)	$(0.33)
Weighted-average number of shares outstanding used to compute Non-GAAP net loss per share attributable to common stockholders, basic and diluted	12,347	62,729